                                                                  EXHIBIT (b)(8)

                     SIXTH AMENDMENT TO FIRST AMENDED AND
                       RESTATED LOAN AGREEMENT AND THIRD
                        AMENDMENT TO FIRST AMENDED AND
                           RESTATED PROMISSORY NOTE
                     ------------------------------------


     THIS SIXTH AMENDMENT TO FIRST AMENDED AND RESTATED LOAN AGREEMENT AND THIRD AMENDMENT TO FIRST AMENDED AND RESTATED PROMISSORY NOTE (this "Agreement") is
                                                               ---------
made and entered into as of the 1st day of October, 1997, by and between EASTGROUP PROPERTIES, INC., a Maryland corporation and successor in interest pursuant to merger to EastGroup Properties, a Maryland real estate investment trust (the "Borrower"), and DEPOSIT GUARANTY NATIONAL BANK, a national banking
            --------
association (the "Lender").
                  ------

     WHEREAS, pursuant to that certain First Amended and Restated Loan Agreement, dated as of June 29, 1994, as amended as of October 31, 1994, July 12, 1995, June 1, 1996, March 27, 1997, and June 20, 1997 (as amended, modified and supplemented from time to time, the "Loan Agreement"), between the Borrower
                                         --------------
and the Lender, the Lender agreed to make a loan to the Borrower (as amended, extended, decreased and increased from time to time, the "Loan");
                                                          ----

     WHEREAS, the Loan is evidenced by that certain First Amended and Restated Promissory Note, dated as of June 29, 1994, as amended as of July 12, 1995, and June 1, 1996, made by the Borrower to the order of the Lender in the original principal amount of Forty-Five Million and No/100 Dollars ($45,000,000.00) (as amended, extended, increased and decreased from time to time, the "Note");
                                                                   ----

     WHEREAS, the Borrower has requested, and the Lender has agreed, (a) to increase the Commitment, (b) to adjust the interest rate accruing on the outstanding principal under the Note, (c) to extend the Termination Date, and
(d) to make certain other amendments to the Note and the Loan Agreement; and

     WHEREAS, the Borrower and the Lender desire to evidence their agreement in writing and to make all necessary amendments to the Loan Agreement and the Note in connection with the foregoing;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

     1. All capitalized terms used and not otherwise defined herein (including, without limitation, in the language amendatory to the Loan Agreement and the Note contained herein) shall have the respective meanings given such terms in the Loan Agreement and the Note, as applicable.

     2. The Loan Agreement is hereby amended by deleting in their entirety the defined terms "Borrowing Base," "Commitment", "Eurodollar Rate" and "Termination Date" appearing in Section 1.01 of the Loan Agreement and by substituting in place and instead thereof the following:

           "Borrowing Base" means, at any particular time, an amount equal to
            --------------
     the sum of the following: (a) from and after the date hereof through and including, October 1, 1997, (i) sixty-five percent (65%) of the aggregate Eligible Appraised Value of the Borrower Properties, plus (ii) with respect
                                                          ----
     to each of the Subsidiary Properties, the lesser of (A) sixty-five percent (65%) of the Eligible Appraised Value of the applicable Subsidiary Property, or (B) the aggregate outstanding principal balance of the Assigned Note or Assigned Notes, as applicable, secured by the applicable Subsidiary Property, and (b) from and after October 1, 1997, (i) seventy-five percent (75%) of the aggregate Eligible Appraised Value of the Borrower Properties, plus (ii) with respect to each of the Subsidiary
                          ----
     Properties, the lesser of (A) seventy-five percent (75%) of the Eligible Appraised Value of the applicable Subsidiary Property, or (B) the aggregate outstanding principal balance of the Assigned Note or the Assigned Notes, as applicable, secured by the Applicable Subsidiary Property.

           "Commitment" means the obligation of the Lender to make Advances
            ----------
     hereunder (a) from and after the date hereof through and including July 11, 1995, in an aggregate principal amount up to but not exceeding Forty-Five Million and No/100 Dollars ($45,000,000.00); (b) from and after July 12, 1995, through and including August 31, 1995, in an aggregate principal amount up to but not exceeding Twenty-Seven Million and No/100 Dollars ($27,000,000.00), (c) from and after September 1, 1995, through and including June 19, 1997, in an aggregate principal amount up to but not exceeding Fifteen Million and No/100 Dollars ($15,000,000.00); (d) from and after June 20, 1997, through and including September 30, 1997, in an aggregate principal amount up to but not exceeding Twenty Million and No/100 Dollars ($20,000,000.00); (e) from and after October 1, 1997, through and including March 31, 1998, in an aggregate principal amount up to but not exceeding Sixty-Five Million and No/100 Dollars ($65,000,000.00); and (f) from and after April 1, 1998, through and until the Termination Date, in an aggregate principal amount up to but not exceeding Fifty Million and No/100 Dollars ($50,000,000.00).

           "Eurodollar Rate" means an interest rate per annum equal to the sum
            ---------------
     of (i) (a) from and after July 12, 1995, through and including May 31, 1996, 2.00, (b) from and after June 1, 1996, through and including March 26, 1997, 1.85, (c) from and after March 27, 1997, through and including September 30, 1997, 1.75, (d) from and after October 1, 1997, through and including March 31, 1998, with respect to (I) the outstanding principal up to but not exceeding $48,750,000, 1.5, and (II) the outstanding principal balance exceeding $48,750,000, 1.75, and (e) from and after April 1, 1998, 1.5, plus (ii) a rate per annum determined pursuant to the following:
          ----

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

                             London Interbank Rate
                   ----------------------------------------
                   100% minus Eurodollar Reserve Percentage

           "Termination Date" means September 30, 2000, or such earlier date on
            ----------------
     which the Commitment terminates as provided in this Agreement.

     3.    (a)   The Loan Agreement is hereby further amended by adding the following definitions in alphabetical order to Section 1.01 of the Loan
Agreement.

           "Annual Debt Service for the Properties" means the sum of (a) annual
            --------------------------------------
     payments of principal and interest for a twelve (12) month period required to amortize the principal indebtedness outstanding under the Note assuming a twenty-five (25) year amortization schedule and an eight percent (8%) fixed annual rate of interest, plus (b) annual payments of principal and
                                    ----
     interest for such twelve (12) month period for any other loans to the Borrower and any of the Property Subsidiaries secured by a Lien against one or more of the Properties.

           "Debt Coverage Ratio for the Properties" means the ratio of (a) (i)
            --------------------------------------
     the sum of Net Before Tax Income for the Properties (excluding any net capital gain) of the Borrower and the Property Subsidiaries for the previous twelve (12) months attributable to one or more of the Properties in accordance with GAAAP, plus (ii) interest expense for such period
                               ----
     attributed to one or more of the Properties in accordance with GAAP, plus
                                                                          ----
     (iii) Depreciation and amortization expense for such period attributable to one or more of the Properties in accordance with GAAP to (b) Annual Debt Service for the Properties.

           "Net Before Tax Income for the Properties" means net profit before
            ----------------------------------------
     taxes of the Borrower and the Property Subsidiaries on a consolidated basis attributed to one or more of the Properties as determined in accordance with GAAP.

     4. The Loan Agreement is hereby further amended by deleting in its entirety Section 3.01 of the Loan Agreement and by substituting in place and instead thereof the following:

           Section 3.01.  Facility Fees and Unused Line Fees. Commencing on the
                          ----------------------------------
     date hereof and continuing on the first Business Day of each July thereafter through and including June 30, 1997, the Borrower shall pay to the Lender, in advance, a facility fee at the following rates: (a) from and after the date hereof and through and including May 31, 1996, three-eighths of one percent (3/8%) of the total Commitment in effect for the next calendar year, as such Commitment is to be reduced as provided in the definition thereof, and (b) from and after June 1, 1996, through and including June 30, 1997, one-quarter of one percent (1/4%) of the total Commitment in effect for the next calendar year, as such Commitment may be reduced from time to time as provided in the definition thereof. On or before July 1, 1997, the Borrower shall pay to the Lender an additional facility fee in the amount of Fourteen Thousand One Hundred Sixty-six and 67/100 Dollars ($14,166.67). Commencing on October 1, 1997, and continuing on the first Business Day of each October thereafter, until the repayment in full of all amounts due and owing hereunder and under the Note, the Borrower shall pay to the Lender, in advance, a facility fee equal to one-quarter of one percent (1/4%) of the total Commitment in effect for the next calendar year, as such Commitment may be increased or reduced from time to time as provided in the definition thereof. The facility fees referred to in this sentence being hereinafter collectively referred to as the "Facility Fees".
                                      -------------

           Commencing on October 1, 1995, and continuing on the first Business Day of each calendar quarter thereafter until the repayment in full of all amounts due and owing hereunder and under the Note and on the Termination Date, the Borrower shall pay to the Lender quarterly, in arrears, an unused line fee on the amount, if any, by which the aggregate daily outstanding principal balance of the Advances is less than one hundred percent (100%) of the daily amount of the Commitment in effect from time to time at the rate of (a) from and after the date hereof, through and including May 31, 1996, one-quarter of one percent (1/4%) per annum, and (b) from and after June 1, 1996, one-eighth of one percent (1/8%) per annum (the unused line fees referred to in this sentence being hereinafter collectively referred to as the "Unused Line Fees").
                ----------------

           All such calculations shall be based on a 360-day year and the actual number of days elapsed to but not including the payment date.

     5. The Loan Agreement is hereby further amended by deleting in its entirety Section 7.18 of the Loan Agreement and by substituting in place and instead thereof the following:

           Section 7.18.  Tangible Net Worth.  From and after the date hereof
                          ------------------
     and through and until the completion of the merger of Copley Properties, Inc. with and into the Borrower, the Borrower will at all times maintain a Tangible Net Worth in an amount not less than Seventy-Five Million and No/100 Dollars ($75,000,000). From and after the merger of Copley Properties, Inc. with and into the Borrower through and including September 30, 1997, the Borrower will at all times maintain a Tangible Net Worth in an amount not less than One Hundred Thirty-Five Million and No/100 ($135,000,000). From and after October 1, 1997, the Borrower will at all times maintain a Tangible Net Worth in an amount not less than One Hundred Seventy Million and No/100 Dollars ($170,000,000.00).

     6. The Loan Agreement is hereby further amended by deleting in its entirety Section 7.20 of the Loan Agreement and by substituting in place and instead thereof the following:

           Section 7.20.  Debt Coverage Ratio.  The Borrower will not permit the
                          -------------------
     Debt Coverage Ratio at the end of any fiscal quarter of the Borrower to be less than the following: (a) from and after the date hereof through and including September 30, 1997, 1.5 to 1; and (b) from and after October 1, 1997, 1.3 to 1.

     7. The Loan Agreement is hereby further amended by adding the following to the end of Article VII of the Loan Agreement:

           Section 7.22.  Debt Coverage Ratio for the Properties.  From and
                          --------------------------------------
     after October 1, 1997, the Borrower will not permit the Debt Coverage Ratio for the Properties to be less than 1.2 to 1 at the end of any fiscal quarter of the Borrower.

     8. The Loan Agreement is hereby further amended by deleting in its entirety Exhibit A attached thereto and by substituting in place and instead
         ---------
thereof Exhibit A attached hereto.
        ---------

     9. The Loan Agreement is hereby further amended by deleting in its entirety Exhibit K attached thereto and by substituting in place and instead
         ---------
thereof Exhibit K attached hereto and made a part hereof.
        ---------

     10. The Note is hereby amended by deleting in its entirety the figure "$45,000,000.00" appearing in the top left hand corner of the first page of the Note and by substituting in place and instead thereof the figure
"65,000,000.00."

     11. The Note is hereby further amended by deleting in their entirety the words and figures "FORTY-FIVE MILLION AND NO/100 DOLLARS ($45,000,000.00)" appearing in the eleventh and twelfth lines of the first paragraph on the first page of the Note and by substituting in place and instead thereof the following:
"SIXTY-FIVE MILLION AND NO/100 DOLLARS ($65,000,000.00)."

     12. Notwithstanding anything to the contrary contained herein, the Lender and the Borrower hereby acknowledge and agree that the obligations of the Lender under this Agreement is conditioned upon the Lender receiving and approving one or more participation agreements pursuant to which such Participants agree to advance at least Forty-Two Million Two Hundred Fifty Thousand Dollars ($42,250,000.00) of the principal of the Note.

     13. The Loan Agreement, the Note and each of the other Loan Documents is hereby amended to provide that all references to EastGroup Properties contained therein shall be deemed to refer to EastGroup Properties, Inc., a Maryland corporation and successor in interest pursuant to merger of EastGroup Properties. EastGroup Properties, Inc. hereby further agrees that, as successor in interest pursuant to merger of EastGroup Properties, EastGroup Properties, Inc. shall have all of the rights, duties, obligations and liabilities of EastGroup Properties under the Loan Agreement, the Note and the other Loan Documents to which EastGroup Properties is a party and shall be bound by and subject to all of the terms and provisions of the Loan Agreement, the Note and the other Loan Documents to which EastGroup Properties is a party. EastGroup Properties, Inc. hereby agrees to pay and perform all of the obligations of EastGroup Properties under the Loan Agreement, the Note and each of the other Loan Documents to which EastGroup Properties is a party all as though such Loan Agreement, Note and other Loan Documents had originally been made, assigned, executed and delivered by EastGroup Properties, Inc.

     14. The Borrower and the Lender hereby further acknowledge and agree that all references in the Loan Agreement, the Note and the other Loan Documents to the Loan Agreement, the Note and the other Loan Documents shall be deemed to refer to the Loan Agreement, the Note and the other Loan Documents as amended by this Agreement.

     15. The Loan Agreement, the Note and the other Loan Documents to which the Borrower is a party, as herein amended, remain in full force and effect in accordance with their respective terms, and the Borrower and the Lender hereby ratify and confirm the same. The Borrower represents and warrants that all of the representations and warranties of the Borrower contained in the Loan Agreement and the other Loan Documents to which the Borrower is a party, as herein amended, are true and correct in all material respects on and as of the date hereof and that no Default or Event of Default has occurred and is continuing under the Loan Agreement. The Borrower acknowledges that its fully obligated under the terms of the Loan Agreement, the Note and the other Loan Documents to which the Borrower is a party, as herein amended, and that it has no offsets or defenses with respect to its respective obligations thereunder.

     16. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Mississippi.

     IN WITNESS WHEREOF, the Lender and the Borrower have executed this Agreement on the dates set forth below their respective signatures below, effective as of the day and year set forth above.

                                    - LENDER -
                                      ------

                                    DEPOSIT GUARANTY NATIONAL BANK


                                    By:
                                       ----------------------------
                                       Kenneth E. Farmer,
                                       Its Senior Vice President

                                       Date: October _____, 1997


                                    - BORROWER -
                                      --------

                                    EASTGROUP PROPERTIES, INC.

                                    By:
                                       ----------------------------

                                       Title:
                                             ----------------------

                                       Date: October _____, 1997

                                    By:
                                       ----------------------------

                                       Title:
                                             ----------------------

                                       Date: October _____, 1997

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